Exhibit 16.17(a)

VOTE ONLINE
	1.	Read the proxy statement.
	2.	Follow the simple instructions.
PO Box 211230, Eagan, MN 55121-9984

VOTE BY PHONE
	1.	Read the proxy statement and have the proxy card at hand.
	2.	Follow the simple instructions.

VOTE BY MAIL
	1.	Read the proxy statement.
	2.	Check the appropriate box(es) on the reverse side of the proxy card.
	3.	Sign, date and return the proxy card in the envelope provided

TWO ROADS SHARED TRUST (the “Trust”)

REDWOOD FUNDS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 15, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the above-referenced funds (the “Funds”) hereby appoints each of Jim Colantino and Timothy Burdick, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Funds, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 15, 2025 at Ultimus Fund Solutions, 80 Arkay Drive, Suite 110 Hauppauge, NY 11788 at 10:00 a.m. Eastern Time, and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above
Date__________________________
Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

for the Special Meeting of Shareholders to be held on August 15, 2025. Please refer to the Proxy Statement for a discussion of each of these matters. The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/redwood2025

This card represents all your accounts with the same registration and address.

YOUR FUNDS	YOUR FUNDS	YOUR FUNDS
FundName1	FundName2	FundName3
FundName4	FundName5	FundName6

This proxy is solicited on behalf of the Board of Trustees of the Trust. It will be voted as specified. If no specification is made, this proxy will be voted “FOR” the proposal. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on these matters in accordance with the views of management.

The Board of Trustees has voted in favor of all the proposal and recommends that you vote “FOR” the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK IN AS FOLLOWS: ☒

1.	To approve a plan of reorganization for the following mutual funds.

To vote all Funds FOR ☐	To vote all Funds AGAINST ☐	To ABSTAIN votes for all Funds ☐,

or vote separately by Fund(s) below. If you own the same fund in multiple accounts, that fund name will appear multiple times.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 FundName1	☐	☐	☐	02 FundName2	☐	☐	☐
03 FundName3	☐	☐	☐	04 FundName4	☐	☐	☐

YOUR SIGNATURE ON THIS CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE.